EXHIBIT 24.2

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, J. ALBERT SMITH III, hereby make, constitute and appoint GEORGE FAN, acting individually, as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as Managing Member, member of or in other capacities with GSO LLC and each of its affiliates or entities advised by me or
GSO LLC, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities, futures contracts or other investments, and any other documents relating or ancillary thereto, including without limitation all documents relating to filings with the
Commodities Futures Trading Commission and National Futures Association, the
United States Securities and Exchange Commission (the "SEC") pursuant to the
Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and
the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the
SEC pursuant to Section 13(d) or Section 16(a) of the Act and any information statements on Form 13F required to be filed with the SEC pursuant to Section
13(f) of the Act.

All past acts of the attorneys-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 16th day of May,
2006.

/s/ J. ALBERT SMITH III
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J. Albert Smith III